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                                                                    Exhibit 23.1
                                                                    ------------

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1998 Non-Executive Employee Stock Option and Restricted Stock Purchase Plan of Electric Fuel Corporation of our report dated January 29, 2002 with respect to the consolidated financial statements of Electric Fuel Corporation for the two-year period ended December 31, 2001 included in the Annual Report (Form 10-K) for the year ended December 31, 2001.



                                                /s/ Kost Forer and Gabbay
                                         ---------------------------------------
                                                   Kost Forer & Gabbay
                                         A Member of Ernst & Young International

Tel-Aviv, Israel
April 16, 2002